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                                   EXHIBIT A
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                             JOINT FILING AGREEMENT
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          The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of Class A Common Stock, $.001 Par Value, of Young Broadcasting Inc., dated February 14, 1995, as of December 31, 1994, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.


Dated:  February 14, 1995


                                        /s/ Vincent J. Young
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                                        Vincent J. Young


                                        /s/ Adam Young
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                                        Adam Young